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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
AMC Entertainment Holdings, Inc.:

        We consent to the incorporation by reference in the registration statement (No. 333-192912) on Form S-8 of AMC Entertainment Holdings, Inc. of our report dated March 8, 2016, with respect to the consolidated balance sheets of AMC Entertainment Holdings, Inc. as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of AMC Entertainment Holdings, Inc.

        Our report dated March 8, 2016, on the effectiveness of internal control over financial reporting as of December 31, 2015, contains an explanatory paragraph that states AMC Entertainment Holdings, Inc. acquired SMH Theatres, Inc. during 2015, and management excluded SMH Theatres, Inc. from its assessment of the effectiveness of the internal control over financial reporting as of December 31, 2015. SMH Theatres, Inc.'s internal control over financial reporting is associated with total assets of $194.4 million and total revenues of $7.9 million included in the consolidated financial statements of AMC Entertainment Holdings, Inc. as of and for the year ended December 31, 2015. Our audit of internal control over financial reporting also excluded an evaluation of the internal control over financial reporting of SMH Theatres, Inc.

        As discussed in Note 1 to the consolidated financial statements, the Company has retrospectively changed the classification of deferred income taxes in the consolidated balance sheets to reflect the adoption of the Financial Accounting Standards Board's Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes.

/s/ KPMG LLP

Kansas City, Missouri
March 8, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm